EXHIBIT 99.1

Priority Technology Holdings, Inc. Reports Third Quarter Financial Results
Third Quarter Performance Driven by Strength of Unified Commerce Platform
ALPHARETTA, GA - November 5, 2026 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) ("Priority Commerce" or the "Company"), delivers payments and banking solutions that power connected commerce. Through a unified platform of payables, merchant services, and banking and treasury, Priority Commerce helps businesses manage money more effectively and unlock growth. The Priority Commerce Engine accelerates cash flow, improves working capital, reduces costs, and creates new revenue opportunities. Today, the Company has announced its third quarter 2026 financial results including strong year-over-year revenue growth.
Highlights of Consolidated Results and Additional Information1
Third Quarter 2026 Financial Highlights compared with Third Quarter 2025
•Revenue of $268.6 million increased 11.3% from $241.4 million, including organic growth of 9.2%
•Gross profit of $97.0 million increased 8.1% from $89.8 million
•Adjusted gross profit (a non-GAAP measure2) of $102.7 million increased 8.4% from $94.8 million
•Gross profit margin of 36.1% decreased by nearly 110 basis points from 37.2%
•Adjusted gross profit margin (a non-GAAP measure2) of 38.2% decreased by nearly 100 basis points from 39.2%
•Operating income of $35.9 million decreased 5.0% from $37.8 million
•Net Income of $12.2 million decreased 55.7% from $27.6 million
•Adjusted EBITDA (a non-GAAP measure2) of $60.9 million increased 5.5% from $57.8 million
•Diluted EPS of $0.14 decreased by $0.20, or by 58.8%, from $0.34
•Adjusted Diluted EPS (a non-GAAP measure2) of $0.30 increased by $0.02, or 7.1%, from $0.28
(1)Certain amounts/percentages may not compute accurately due to rounding.
(2)See "Non-GAAP Financial Measures" and the reconciliations of Adjusted Gross Profit (non-GAAP), Adjusted Gross Profit Margin (non-GAAP), Adjusted EBITDA (non-GAAP), and Adjusted EPS- diluted (non-GAAP) to their most comparable GAAP measures provided within this document for additional information.

EXHIBIT 99.1
Announced Go-Private Transaction
As previously announced on September 21, 2026, Priority Commerce entered into an Agreement and Plan of Merger (the “Merger Agreement”) under which certain affiliates of WD Capital Partners Parent Inc. will acquire the outstanding common stock of Priority Commerce for $8.05 per share in cash and the Company will become privately held (the "Transaction"). The Company expects to complete the Transaction in the first half of 2027, subject to fulfillment of customary closing conditions, including approval of Priority Commerce stockholders and receipt of required regulatory approvals.
Business Outlook and Earnings Conference Call
In light of the pending Transaction, Priority Commerce will not be providing forward-looking guidance or updates to previously issued guidance and will not host an earnings conference call or webcast for its third quarter fiscal 2026 results and does not expect to do so for any future quarters. Earnings materials are publicly available on the Investor Relations page of Priority Commerce's website at ir.prioritycommerce.com.
Non-GAAP Financial Measures
This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

EXHIBIT 99.1
Adjusted Gross Profit and Adjusted Gross Profit Margin
The Company's adjusted gross profit metric represents revenues less cost of revenue (excluding depreciation and amortization). Adjusted gross profit margin is adjusted gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$268,623	$241,439	$780,437	$705,881
Cost of revenue (excluding depreciation and amortization)	(165,908)	(146,681)	(479,053)	(431,433)
Adjusted gross profit	$102,715	$94,758	$301,384	$274,448
Adjusted gross profit margin	38.2%	39.2%	38.6%	38.9%
Depreciation and amortization of revenue generating assets	(5,715)	(4,985)	(16,458)	(14,581)
Gross profit	$97,000	$89,773	$284,926	$259,867
Gross profit margin	36.1%	37.2%	36.5%	36.8%

EBITDA and Adjusted EBITDA
EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, depreciation, and amortization expenses ("EBITDA"). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.

EXHIBIT 99.1
The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$12,223	$27,588	$31,846	$46,735
Interest expense	21,190	22,463	63,257	68,693
Income tax expense (benefit)	4,371	(20,201)	11,791	(13,528)
Depreciation and amortization	18,231	15,122	56,739	42,992
EBITDA	56,015	44,972	163,633	144,892
Debt modification and extinguishment expenses	—	12,476	—	12,514
Selling, general and administrative (non-recurring)	2,905	1,491	8,405	4,085
Non-cash stock-based compensation	1,652	2,327	6,023	7,119
Bargain purchase adjustment/(gain) (non-recurring)	354	(3,507)	354	(3,507)
Adjusted EBITDA	$60,926	$57,759	$178,415	$165,103

Further detail of certain of these adjustments, and where these items are recorded in our unaudited consolidated statements of operations, is provided below:

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Selling, general and administrative expenses (non-recurring):
Legal fees(1)	$1,080	$833	$4,290	$2,443
Professional, accounting and consulting fees(2)	1,679	115	3,784	1,223
Other expenses, net(3)	146	253	331	289
Litigation settlement	—	290	—	130
	$2,905	$1,491	$8,405	$4,085
(1) These legal expenses primarily relate to litigation matters, mergers and acquisitions, and other transactions (e.g., the pending Transaction), all of which are non-recurring in nature.
(2) These professional, accounting, and consulting fees are associated with non-recurring projects, including professional fees and incremental audit fees incurred for valuation and audit work related to the pending Transaction, acquisitions, disposals, and automation initiatives.
(3) These other expenses primarily include non-recurring director and management fees related to the pending Transaction, as well as non-recurring fees for web and security hosting, and software licenses.

EXHIBIT 99.1
Adjusted Earnings Per Share (Adjusted EPS)

Adjusted EPS is a performance measure. Adjusted EPS is calculated by dividing adjusted net income attributable to common stockholders by weighted average number of shares outstanding for the respective periods.

Adjusted net income attributable to common stockholders begins with net income attributable to common stockholders adjusted to exclude various items listed below. We believe adjusted EPS is a measure that is useful to investors and management in understanding our ongoing profitability and in analysis of ongoing profitability trends.

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of Adjusted EPS
Net income attributable to common stockholders	$12,223	$27,588	$31,846	$46,735
Non-recurring release of valuation allowance on deferred tax assets	—	(21,170)	—	(20,670)
Debt extinguishment and modification costs	—	12,476	—	12,514
Non-cash stock-based compensation	1,652	2,327	6,023	7,119
Other non-recurring expenses	2,905	1,491	8,405	4,085
Amortization of acquisition related intangible assets	12,796	10,334	41,161	29,065
Tax impact of adjustments(1)	(4,604)	(6,924)	(14,545)	(13,724)
Bargain purchase adjustment/(gain) (non-recurring)	354	(3,507)	354	(3,507)
Adjusted net income attributable to common stockholders	$25,326	$22,615	$73,244	$61,617

Weighted average common shares outstanding (basic)	81,663	80,325	81,530	79,366
Effect of dilutive potential common shares	2,630	791	2,393	1,017
Weighted average common shares outstanding (diluted)	84,293	81,116	83,923	80,383

Earnings per common share:
Basic	$0.15	$0.34	$0.39	$0.59
Diluted	$0.14	$0.34	$0.38	$0.58

Adjusted earnings per common share
Basic	$0.31	$0.28	$0.90	$0.78
Diluted	$0.30	$0.28	$0.87	$0.77

(1) The tax impact calculated using the blended statutory income tax rate (i.e., 26.0% for the three and nine months ended September 30, 2026 and 2025)

EXHIBIT 99.1
Priority Commerce does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company's future hiring and retention needs, as well as the future fair market value of the Company's common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company's outlook.

EXHIBIT 99.1

About Priority Commerce
Priority Commerce delivers payments and banking solutions that power connected commerce. Through a unified platform of payables, merchant services, and banking and treasury, we help businesses manage money more effectively and unlock growth. The Priority Commerce Engine accelerates cash flow, improves working capital, reduces costs, and creates new revenue opportunities. Learn more about Priority Commerce (NASDAQ: PRTH) at prioritycommerce.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, our 2026 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.
We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 10, 2026. These filings are available online at www.sec.gov or www.prioritycommerce.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
Priority Commerce Investor Inquiries:
priorityIR@icrinc.com

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$268,623	$241,439	$780,437	$705,881
Operating expenses
Cost of revenue (excludes depreciation and amortization)	165,908	146,681	479,053	431,433
Salary and employee benefits	28,950	26,140	86,625	78,975
Depreciation and amortization	18,231	15,122	56,739	42,992
Selling, general and administrative	19,647	15,724	55,699	44,734
Total operating expenses	232,736	203,667	678,116	598,134
Operating income	35,887	37,772	102,321	107,747
Other expense
Interest expense	(21,190)	(22,463)	(63,257)	(68,693)
Debt extinguishment and modification costs	—	(12,476)	—	(12,514)
Other income, net	1,897	4,554	4,573	6,667
Total other expense, net	(19,293)	(30,385)	(58,684)	(74,540)
Income before income taxes	16,594	7,387	43,637	33,207
Income tax expense (benefit)	4,371	(20,201)	11,791	(13,528)
Net income attributable to common stockholders	$12,223	$27,588	$31,846	$46,735
Other comprehensive income
Foreign currency translation adjustments	(68)	(279)	(532)	(19)
Comprehensive income	$12,155	$27,309	$31,314	$46,716

Earnings per common share:
Basic	$0.15	$0.34	$0.39	$0.59
Diluted	$0.14	$0.34	$0.38	$0.58

Adjusted earnings per common share(1):
Basic	$0.31	$0.28	$0.90	$0.78
Diluted	$0.30	$0.28	$0.87	$0.77

Weighted-average common shares outstanding:
Basic	81,663	80,325	81,530	79,366
Diluted	84,293	81,116	83,923	80,383

(1)Adjusted EPS is a non-GAAP earnings measure. See Adjusted EPS reconciliation for further detail.

Priority Technology Holdings, Inc.
Unaudited Consolidated Balance Sheets

(in thousands)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$135,648	$77,192
Restricted cash	16,009	16,457
Accounts receivable, net of allowances	83,684	91,300
Prepaid expenses and other current assets	30,125	32,145
Current portion of notes receivable, net of allowance	2,856	2,062
Settlement assets	1,504,904	1,295,896
Total current assets	1,773,226	1,515,052
Notes receivable, less current portion	18,641	17,629
Property, equipment and software, net	65,325	58,636
Goodwill	425,221	416,641
Intangible assets, net	292,135	315,190
Deferred income taxes, net	43,986	46,350
Other noncurrent assets	30,707	29,306
Total assets	$2,649,241	$2,398,804
Liabilities, Stockholders' Deficit and Non-controlling interest
Current liabilities:
Accounts payable and accrued expenses	$62,488	$70,636
Accrued residual commissions	40,922	40,463
Customer deposits and advance payments	2,750	1,972
Current portion of long-term debt	5,700	—
Settlement obligations	1,506,105	1,297,263
Total current liabilities	1,617,965	1,410,334
Long-term debt, net of current portion, discounts and debt issuance costs	1,044,409	1,039,358
Other noncurrent liabilities	44,347	41,484
Total liabilities	2,706,721	2,491,176
Stockholders' deficit:
Preferred stock	—	—
Common stock	83	82
Treasury stock, at cost	(24,568)	(22,759)
Additional paid-in capital	19,204	13,925
Accumulated other comprehensive loss	(742)	(210)
Accumulated deficit	(59,607)	(91,453)
Total stockholders' deficit attributable to stockholders of Priority Commerce	(65,630)	(100,415)
Non-controlling interests in consolidated subsidiaries	8,150	8,043
Total stockholders' deficit	(57,480)	(92,372)
Total liabilities, stockholders' deficit and Non-controlling interest	$2,649,241	$2,398,804

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$31,846	$46,735
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of assets	56,739	42,992
Stock-based compensation, ESPP, and incentive units compensation	6,023	7,119
Amortization of debt issuance costs and discounts	1,449	1,329
Debt extinguishment and modification costs	—	12,514
Deferred income tax	2,007	(16,090)
Change in contingent consideration	679	2,449
Bargain purchase adjustment/(gain)	354	(3,506)
Other non-cash items, net	(238)	(130)
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	8,851	(22,995)
Prepaid expenses and other current assets	(2,169)	(2,054)
Income taxes	5,035	(7,669)
Accounts payable and accrued expenses	(10,460)	1,498
Accrued residual commissions	459	1,118
Customer deposits and advance payments	778	(142)
Other assets, net	(1,821)	1,352
Other liabilities, net	(1,507)	(1,359)
Net cash provided by operating activities	98,025	63,161
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(11,456)	(77,369)
Additions to property, equipment and software	(20,430)	(18,952)
Notes receivable, net	(4,106)	(5,060)
Short-term investments, net	(500,000)	(46,667)
Other investing activities	(11,197)	(3,850)
Net cash used in investing activities	(547,189)	(151,898)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issue discount	9,493	1,019,714
Debt issuance and modification costs paid	—	(4,725)
Repayments of long-term debt	(191)	(945,537)
Shares withheld for taxes	(1,809)	(3,006)
Proceeds from exercise of stock options	15	413
Settlement obligations, net	215,155	247,531
Payment of deferred/contingent consideration related to business combination	(170)	(19,756)
NCI repurchase	—	(6,000)
Net cash provided by financing activities	222,493	288,634
Net change in cash and cash equivalents and restricted cash:
Net (decrease)/increase in cash and cash equivalents, and restricted cash	(226,671)	199,897
Cash and cash equivalents and restricted cash at beginning of period	1,345,998	993,864
Cash and cash equivalents and restricted cash at end of period	$1,119,327	$1,193,761

Reconciliation of cash and cash equivalents, and restricted cash:
Cash and cash equivalents	$135,648	$56,978
Restricted cash	16,009	12,984
Cash and cash equivalents included in settlement assets (restricted in nature)	967,670	1,123,799
Total cash and cash equivalents, and restricted cash	$1,119,327	$1,193,761

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Merchant Solutions:
Revenues	$179,645	$161,874	$517,209	$476,794
Adjusted EBITDA	$32,627	$27,727	$91,254	$81,181

Key Indicators:
Total card processing dollar value	$19,265,134	$18,457,881	$57,151,775	$55,018,391
Total card transaction count	223,077	230,203	663,117	669,878

Payables:
Revenues	$31,626	$25,162	$94,497	$74,113
Adjusted EBITDA	$3,925	$3,455	$12,489	$10,741

Key Indicators:
Buyer funded card processing dollar value	$1,134,730	$789,700	$3,050,300	$2,295,100
Supplier funded issuing dollar value	$295,771	$230,882	$793,572	$688,399
ACH transaction count	4,695	4,860	14,481	14,277

Treasury Solutions:
Revenues	$60,267	$55,684	$179,626	$158,430
Adjusted EBITDA	$48,085	$46,676	$142,269	$134,677

Key Indicators:
Average CFTPay billed clients	1,152,092	1,054,238	1,141,312	995,660
Average CFTPay monthly enrollments	51,360	61,185	49,290	58,316
Average total account balances(1)	$1,542,346	$1,248,432	$1,479,057	$1,145,164
(1) This represents the average total account balance in the Treasury Solutions segment, and excludes the deposits maintained in the Merchant Solutions and Payables segments. The total account and deposit balances as of September 30, 2026 and 2025, were $2.0 billion and $1.6 billion, respectively.

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Three Months Ended September 30, 2026
	Merchant Solutions	Payables	Treasury Solutions	Corporate	Total
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$32,627	$3,925	$48,085	$(23,711)	$60,926
Interest expense	(1,199)	—	—	(19,991)	(21,190)
Depreciation and amortization	(10,245)	(1,288)	(5,396)	(1,302)	(18,231)
Selling, general and administrative (non-recurring)	—	—	—	(2,905)	(2,905)
Non-cash stock-based compensation	—	(35)	—	(1,617)	(1,652)
Bargain purchase adjustment (non-recurring)	—	—	—	(354)	(354)
Income (loss) before taxes	$21,183	$2,602	$42,689	$(49,880)	$16,594
Income tax expense					(4,371)
Net income					$12,223

	Nine Months Ended September 30, 2026
	Merchant Solutions	Payables	Treasury Solutions	Corporate	Total
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$91,254	$12,489	$142,269	$(67,597)	$178,415
Interest expense	(3,428)	—	(669)	(59,160)	(63,257)
Depreciation and amortization	(33,256)	(3,865)	(15,896)	(3,722)	(56,739)
Selling, general and administrative (non-recurring)	—	—	—	(8,405)	(8,405)
Non-cash stock-based compensation	—	(107)	(1)	(5,915)	(6,023)
Bargain purchase adjustment (non-recurring)	—	—	—	(354)	(354)
Income (loss) before taxes	$54,570	$8,517	$125,703	$(145,153)	$43,637
Income tax expense					(11,791)
Net income					$31,846

	Three Months Ended September 30, 2025
	Merchant Solutions	Payables	Treasury Solutions	Corporate	Total
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$27,727	$3,455	$46,676	$(20,099)	$57,759
Interest expense	(357)	(361)	(143)	(21,602)	(22,463)
Depreciation and amortization	(7,607)	(1,275)	(4,924)	(1,316)	(15,122)
Debt modification and extinguishment expenses	—	—	—	(12,476)	(12,476)
Selling, general and administrative (non-recurring)	—	—	—	(1,491)	(1,491)
Non-cash stock-based compensation	—	(133)	(33)	(2,161)	(2,327)
Bargain purchase gain (non-recurring)	—	—	—	3,507	3,507
Income (loss) before taxes	$19,763	$1,686	$41,576	$(55,638)	$7,387
Income tax benefit					20,201
Net income					$27,588

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Nine Months Ended September 30, 2025
	Merchant Solutions	Payables	Treasury Solutions	Corporate	Total
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$81,181	$10,741	$134,677	$(61,496)	$165,103
Interest expense	(357)	(2,158)	(385)	(65,793)	(68,693)
Depreciation and amortization	(20,865)	(3,798)	(14,507)	(3,822)	(42,992)
Debt modification and extinguishment expenses	—	—	—	(12,514)	(12,514)
Selling, general and administrative (non-recurring)	—	—	—	(4,085)	(4,085)
Non-cash stock-based compensation	1	(301)	(98)	(6,721)	(7,119)
Bargain purchase gain (non-recurring)	—	—	—	3,507	3,507
Income (loss) before taxes	$59,960	$4,484	$119,687	$(150,924)	$33,207
Income tax benefit					13,528
Net income					$46,735